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                         FIRST FEDERAL BANCSHARES, INC.
                         CORPORATE GOVERNANCE GUIDELINES

1.      DUTIES AND RESPONSIBILITIES OF THE BOARD OF DIRECTORS AND EACH DIRECTOR

The Board of Directors (the "Board") of First Federal Bancshares, Inc. (the "Company") is responsible for promoting and acting in the best interests of all stockholders of the Company. The Board is the ultimate decision-making body of the Company except with respect to those matters reserved to stockholders. The business and affairs of the Company are managed by its officers under the direction of the Board.

Each director owes fiduciary duties of loyalty and care to the Company. The duty of loyalty requires directors to exercise their powers in the interests of the Company and not in the directors' own interest or in the interest of another person (including a family member) or organization. The duty of care requires that directors exercise the care that a person in a like position would exercise under the circumstances. In discharging that duty, directors may rely on the honesty and integrity of the Company's senior executives and its outside advisors and auditors.


2.      COMPOSITION OF THE BOARD; BOARD OPERATION

SIZE AND SELECTION. The Board has the authority under the Bylaws to set the number of directors, which the Board believes should be in the range of seven to nine, with the flexibility to increase the number of members in order to accommodate the availability of an outstanding candidate or the Board's changing needs and circumstances. Candidates for nomination to the Board shall be selected by the Nomination and Corporate Governance Committee and recommended to the Board for approval in accordance with the qualification requirements set forth in the Bylaws and guidelines recommended by such Committee.

BOARD MEMBERSHIP CRITERIA. Membership criteria shall be developed by the Nomination and Corporate Governance Committee and approved by the Board. The criteria should take into consideration business experience, familiarity with the Company's market area, personal and professional integrity, skills and other relevant factors.

MIX OF INDEPENDENT AND NON-INDEPENDENT DIRECTORS. The Board believes that there should be a substantial majority of independent directors, and in no event will the Board consist of less than a majority of independent directors. The definition of "independent director" shall conform to the definition contained in the qualitative listing requirements for Nasdaq Stock Market, Inc. issuers and in any applicable Securities and Exchange Commission rules and regulations.

FORMER CHIEF EXECUTIVE OFFICER. When the Chief Executive Officer resigns or retires, he or she should tender his or her resignation from the Board to the Chairman of the Board at that time. Whether the individual continues to serve on the Board is a matter for discussion at that time with the new Chief Executive Officer and the Board.



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CHANGE OF RESPONSIBILITY OF DIRECTOR. The Board believes that an individual director who retires from his or her employment should volunteer to resign from the Board. It is not the intention of the Board to mandate the resignation of a director whose responsibility has changed, but rather to provide an opportunity for the Board to review the continued appropriateness of Board membership under the changed circumstance.

TERM LIMITS. The Board does not believe it should establish term limits. The Company and its stockholders both benefit from Board continuity and stability and by allowing directors to focus on long-term business strategies and results.

RETIREMENT AGE. A director shall retire from the Board at the first meeting of stockholders to elect directors after he or she reaches 70 years of age. In order to provide for continuity and stability of the Board, an exception is made for the initial directors of the Company.

BOARD AGENDA. The Chief Executive Officer sets the agenda for Board meetings with the understanding that certain items necessary for appropriate Board oversight, such as annual budgets and long range plans, must appear periodically on the agenda. Board members may suggest that particular items be placed on the agenda.

FREQUENCY OF MEETINGS. The Board has twelve regularly scheduled meetings per year. In addition, special meetings may be called from time to time as determined by the needs of the business. It is the responsibility of the directors to attend meetings.

CORPORATE STRATEGY. From time to time, the Board devotes an extended meeting to a review of the Company's long-term strategic and business plans.

3.    SELECTION OF CHAIRMAN AND CEO

The Board is free to make the selection in the manner and upon the criteria that the Board deems appropriate at the time of the selection. The Board has no policy with respect to the separation of the role of Chairman of the Board and Chief Executive Officer.

4.    LEAD DIRECTOR CONCEPT

The Board believes that designating a lead independent director may or may not serve the best interests of the Company and its stockholders at any give time, depending upon circumstances at that time. The Board believes that it would not be necessary to appoint a lead director at times when the Chairman of the Board is an independent director. In the event that a lead director is designated, his or her duties would include: assisting the Board in assuring compliance with and implementation of the Company's Corporate Governance Guidelines; coordinating the agenda for and moderating sessions of the Board's independent directors; and acting as principal liaison between the independent directors and the Chairman of the Board on sensitive issues.


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5.    COMMITTEES

NUMBER AND STRUCTURE. The Board has four standing committees: Audit, Compensation, Executive, and Nomination and Corporate Governance. The Audit, Compensation, and Nomination and Corporate Governance Committees shall consist solely of independent directors. The Board may designate other committees as the circumstances require. Each committee shall have its own written charter.

ASSIGNMENT OF COMMITTEE MEMBERS. Committee members shall be appointed by the Board upon recommendation (after consultation with the Chairman of the Board) of the Nomination and Corporate Governance Committee. The Board does not have a firm policy mandating rotation of committee assignments since special knowledge or experience may mitigate in favor of a particular director serving for an extended period on one committee.

FREQUENCY AND LENGTH OF COMMITTEE MEETINGS. The Chairman of each committee, in consultation with committee members, will determine the frequency and length of committee meetings.

COMMITTEE AGENDA. The Chairman of the committee, in consultation with appropriate members of management, will develop the committee's agenda. Each Board member may recommend agenda items for any committee meeting.

6.    EXECUTIVE SESSIONS OF INDEPENDENT DIRECTORS

The independent directors will meet in executive session at least twice a year. Issues to be discussed in executive session may include the evaluation of the Chief Executive Officer, management succession planning and such other matters as the independent directors may deem appropriate.

7.    SUCCESSION PLANNING

The Board plans for the succession to the position of Chief Executive Officer. To assist the Board, the Chief Executive Officer annually provides the Board with an assessment of senior managers and their potential to succeed him or her. He or she also provides the Board with an assessment of persons considered potential successors to certain senior management positions, including a review of any development plans recommended for such individuals. The results of these reviews are reported to and discussed with the Board.

8.    BOARD ACCESS TO MANAGEMENT

GENERAL. Board members have complete access to management. Board members will use judgment to assure that this contact is not distracting to the business operation of the Company, and that such contact, if in writing, be copied to the Chief Executive Officer.

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ATTENDANCE OF NON-DIRECTORS AT BOARD MEETINGS. The Board encourages the Chief
Executive Officer to bring members of management from time to time into Board meetings to:


(a) provide management insight into items being discussed by the Board that involve the manager;

(b)   make presentations to the Board on matters that involve the manager; and

(c) bring managers with high potential into contact with the Board. Should the Chief Executive Officer desire to add additional members of management as attendees on a regular basis, this should be suggested to the Board for its concurrence.

9.    BOARD MATERIALS DISTRIBUTED IN ADVANCE

Information and data are important to the Board's understanding of the business and are essential to prepare Board members for productive meetings. Presentation materials relevant to each meeting will be distributed in writing to the Board in advance of the meeting in order to provide ample time for review beforehand, unless doing so would compromise the confidentiality of competitive information. In the event of a pressing need for the Board to meet on short notice, it is recognized that written materials may not be available in advance of the meeting. Management will make every effort to provide presentation materials that are brief and to the point, yet communicate the essential information.

10.   EVALUATION

ANNUAL SELF-ASSESSMENT. The Nomination and Corporate Governance Committee will sponsor an annual self-assessment of the Board's performance, the results of which will be discussed with the full Board. The assessment should include a review of any areas in which the Board or management believes the Board can make a better contribution to the governance of the Company. The purpose of the review will be to improve the performance of the Board as a unit, and not to target the performance of an individual Board member. The Nomination and Corporate Governance Committee will utilize the results of the Board evaluation process in assessing and determining the characteristics and critical skills required of prospective candidates for election to the Board.

ANNUAL EVALUATION OF CEO. The independent directors should perform an annual evaluation of the Chief Executive Officer. The evaluation should be based on objective criteria, including performance of the business, accomplishment of long-term strategic objectives and development of management succession.


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11.   SHARE OWNERSHIP OF DIRECTORS

The Board believes that directors should be stockholders and have a financial stake in the Company.

12.   DIRECTOR COMPENSATION REVIEW

Directors' fees shall be in the form of cash, company stock (including options and restricted stock), or a combination thereof. The exact amount and form of director compensation shall be determined and reviewed annually by the Board and be consistent with the compensation practices of the Company's competition.

13.   BOARD INTERACTION WITH THIRD PERSONS

The Board believes management speaks for the Company. Individual Board members may from time to time communicate with various constituencies that are involved with the Company, such as the press, investors and customers. However, it is expected that this communication would be made with the concurrence of management.

14.   PERIODIC REVIEW

The Board is responsible for periodically reviewing these principles, as well as considering other corporate governance principles that may, from time to time, merit consideration by the Board.

15.   ORIENTATION OF NEW DIRECTORS AND CONTINUING EDUCATION

New directors, upon election to the Board, will be provided with a comprehensive set of materials on the operations, finances and business plan of the Company and meet informally with as many members of senior management as practical. All directors will receive periodic education in subjects relevant to the duties of a director and the business of the Company. This education may be in the form of a program planned by the Company or by the director attending a pre-approved seminar, with all expenses paid by the Company.


Adopted October 15, 2003.


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